EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contacts:

Erin Patterson	Michael Newman
Public Relations Manager	Investor Relations
LaCrosse Footwear, Inc.	StreetConnect, Inc.
503-262-0110 ext. 1393	800-654-3517
epatterson@lacrossefootwear.com	BOOT@stct.com
CITY OF CHICAGO AWARDS LACROSSE FOOTWEAR CONTRACT TO SUPPLY NFPA CERTIFIED FIRE BOOTS
Phoenix Bunker Boot Offers Highest Safety and Performance
PORTLAND, Ore. — October 11, 2006 — LaCrosse Footwear, Inc. (Nasdaq/NMS: BOOT), a leading provider of branded work and outdoor footwear for expert users, announced today that the Company has been awarded a $1.25 million direct contract to produce the Phoenix Bunker Boot for the Chicago Fire Department.
The National Fire Protection Association (NFPA-1971) certified Phoenix Bunker Boot is manufactured in the Company’s ISO-9001 certified manufacturing facility, located in Portland, Oregon. The contract is expected to be fulfilled by January 1, 2007.
“Our strategy is to develop innovative products with the highest performance and safety standards, targeting niche markets including fire fighters, who put their lives on the line and rely on durable, protective footwear,” said Joseph P. Schneider, CEO of LaCrosse Footwear. “We are extremely proud the City of Chicago selected our Phoenix Bunker Boot, which surpassed the rigorous performance standards of one of the largest fire departments in the US. This award further supports our growth strategy, tapping into the potential of the work and fire markets.”
The Phoenix Bunker Boot is built with breathable, fire and chemical resistant 7.5 oz. struck-through leather and CROSSTECH® protective fabric lining to withstand the most severe and exhaustive conditions. It is designed to provide the strength and support for structural fire fighting, including a puncture resistant shin guard, steel ladder shank, and a stable stitchdown construction base to reduce foot fatigue.
The Phoenix also incorporates fit and functional features, including the reinforced stitched and riveted pull straps for an easy-on fit, an anti-microbial and moisture wicking footbed to endure extreme wear conditions, and a non-slip fire resistant Vibram® outsole for unparalleled ladder grip and field traction. The protective steel toe and the puncture resistant steel midsole meets and exceeds ASTM/ANSI specifications.
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About LaCrosse Footwear
LaCrosse Footwear is a leading developer and marketer of branded, premium and innovative footwear for expert work and outdoor users. The Company’s trusted Danner® and LaCrosse® brands are distributed domestically through a nationwide network of specialty retailers and distributors, and internationally through distributors in Asia and Europe. Work customers include people in law enforcement, agriculture, firefighting, construction, industry, military services and other occupations that need high-performance and protective footwear as a critical tool for the job. Outdoor customers include people active in hunting, outdoor cross training, hiking and other outdoor recreational activities. For more information about LaCrosse Footwear products or to locate a dealer, please visit our Internet websites at www.lacrossefootwear.com and www.danner.com. For additional investor information, see our corporate website at www.lacrossefootwearinc.com.
Forward-Looking Statements
All statements, other than statements of historical facts, included in this release, including without limitation, statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this release are based on information presently available to our management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. These risks and uncertainties include, but are not limited to:
•	Potential problems or delays associated with the manufacture, transportation and delivery of foreign-sourced products, primarily in China.

•	Difficulties with accurate forecasting and controlling inventory levels, particularly for foreign sourced products with longer manufacturing lead times.

•	Reliance on foreign-sourced products and concentrations of currency, labor, and political risks, primarily in China.

•	Concentration of credit risk as our retail channel customers continue to consolidate and fund expansion of store growth.
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•	Weather and its impact on the demand for outdoor footwear.

•	Product offerings that do not create customer demand.

•	Fluctuations in operating results for the second half of the year, which would have a disproportionate effect on our overall financial condition and results of operations for the entire year due to increased seasonality.

•	General domestic economic conditions, including interest rates and foreign currency exchange rates.

•	Consumer confidence, unemployment rates and related demand for footwear, including work and outdoor footwear.

•	Restrictions imposed under United States and/or foreign trading rules, regulations and policies, including export/import regulations, duties, and regulations affecting manufacturers and/or importers.

•	Commodity price increases, including rubber and petroleum, which affect transportation costs, footwear component costs, and ultimately product costs.
You should consider these important factors in evaluating any statement contained in this release and/or made by us or on our behalf. For more information concerning these factors and other risks and uncertainties that could materially affect our consolidated financial results, please refer to Part I, Item 1A — Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which information is incorporated herein by reference. The Company undertakes no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.
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END OF FILING